NEWS RELEASE

1495 Steiger Lake Lane
Victoria, Minnesota 55386 USA
952-443-2500

CONTACTS:	For Immediate Release

Mack V. Traynor III, CEO Douglas J. Nesbit, CFO

HEI, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2003 RESULTS

MINNEAPOLIS, October 21, 2003 — HEI, Inc. (Nasdaq: HEII, www.heii.com) today announced results for the fourth quarter and fiscal year 2003, which ended August 31st.

Net sales for the fourth quarter were $12,289,000 as compared with $6,108,000 for the fourth quarter of the previous year. Net sales for the fiscal year were $38,440,000 compared with $28,532,000 for fiscal 2002. The quarter and fiscal year included net sales of $5,380,000 and $14,429,000, respectively, from HEI’s Advanced Medical Division, which was acquired by HEI on January 24, 2003 from Colorado MEDtech, Inc. Fourth quarter and year-end results were affected by a one-time, non-cash charge of $331,000, for the impairment of certain long-lived assets and a non-cash charge of $160,000 for unrecoverable expenses paid on behalf of the former CEO. Taking into account these charges, the net loss for the fourth quarter was $827,000 or 12 cents per share fully diluted, compared with a net loss of $2,602,000 or 43 cents per share fully diluted for the same period a year ago. The fourth quarter 2002 loss included a non-cash charge of $1,754,000 for the establishment of a deferred tax valuation allowance. For the fiscal year, the Company incurred a net loss of $4,629,000 or 70 cents per share compared with a net loss of $3,892,000 or 65 cents per share for fiscal 2002.

Commenting on the results, Chief Executive Officer Mack Traynor said “Fourth quarter operating results, excluding the asset impairment charge, improved from the prior quarter by $154,000. Despite the continued losses, HEI generated cash flows from operating activities of $870,000 during the fourth quarter of 2003 and had significant borrowing capacity available on our $3,000,000 line of credit. We are continuing to lower our quarterly sales breakeven point by reducing our expense base. We anticipate that these actions will speed our progress to profitability.”

Traynor added, “The Company remains strong with a backlog of $18,645,000 at year end. We are focused on the creation of one HEI, a single entity serving large OEMS with design and manufacturing capabilities. We are starting to take full advantage of our combined businesses by providing a fully integrated, medical oriented, outsource solution from component through hardware to software. In fiscal 2004, we are resolved to take the necessary actions to first improve profitability and cash flow through leaner operations and second to increase revenue with a stronger sales emphasis.”

The Company will hold a conference call to discuss the annual results of fiscal 2003 on October 30, 2003, at 4:00 p.m. Eastern Time (3:00 p.m. Central Time). This call is being web cast and can be accessed via the HEI’s web site at www.heii.com. The call will be recorded and be available after the call at this same location on the web page.

HEI, Inc. designs, develops and manufactures microelectronics, subsystems, systems, connectivity and software solutions for OEMs engaged in the medical equipment and medical device, hearing, communications and RFID industries. HEI provides its customers with a single point of contact that can take an idea from inception to a fully functional, cost effective and manufacturable product utilizing innovative design solutions and by the application of state-of-the-art materials, processes and manufacturing capabilities.

Headquarters & Microelectronics Division -Advanced Medical Division -High Density Interconnect Division RF Identification and Smart Card Division	PO Box 5000, 1495 Steiger Lake Lane, Victoria, MN 55386 4801 North 63rd Street, Boulder CO 80301 610 South Rockford Drive, Tempe, AZ 85281 1546 Lake Drive West, Chanhassen, MN 55317

FORWARD LOOKING INFORMATION
 Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release, including the implementation of business strategies, including a stronger sales emphasis; growth of specific markets; improved results, profitability, cash flow and revenues; and estimated HEI revenues, cash flow and profits, are forward looking statements. All of such forward-looking statements involve risks and uncertainties including, without limitation, continuing adverse business and market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI’s suppliers, HEI’s ability to satisfy financial or other obligations or covenants set forth in its banking agreements, adverse competitive developments, change in or cancellation of customer requirements, the integration of the Advanced Medical Division, collection of outstanding debt, HEI’s ability to succeed on the merits and defend against litigation, and other risks detailed from time to time in HEI’s SEC filings. HEI undertakes no obligation to update these statements to reflect ensuing events or circumstances, or subsequent actual results.

HEI, Inc.
Consolidated Balance Sheets
(In thousands)

	August 31, 2003	August 31, 2002

Assets
Current assets:
Cash and cash equivalents	$806	$2,372
Restricted cash	—	1,000
Accounts receivable, net	6,314	3,533
Inventories, net	6,864	4,027
Other current assets	403	383

Total current assets	14,387	11,315

Property and equipment:
Land	216	216
Building and improvements	4,316	4,316
Fixtures and equipment	21,137	21,259
Accumulated depreciation	(15,769)	(14,439)

Net property and equipment	9,900	11,352

Developed technology, net	341	—
Security deposits	1,580	—
Other long-term assets	295	322

Total assets	$26,503	$22,989

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$490	$1,589
Current maturities of long-term debt	263	2,441
Accounts payable	3,951	1,815
Warranty reserve	122	200
Accrued liabilities	3,676	901

Total current liabilities	8,502	6,946

Other long-term liabilities, less current maturities:
Other long-term liabilities	2,121	—
Long-term debt	2,689	1,473
Total other long-term liabilities, less current maturities	4,810	1,473

Total liabilities	13,312	8,419

Shareholders’ equity:
Undesignated stock; 5,000 shares authorized; none issued	—	—
Common stock, $.05 par; 10,000 shares authorized; 7,012 and 6,012 shares issued and outstanding	352	301
Paid-in capital	18,951	16,349
Accumulated deficit	(5,443)	(814)
Notes receivable	(669)	(1,266)

Total shareholders’ equity	13,191	14,570

Total liabilities and shareholders’ equity	$26,503	$22,989

HEI, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended August 31,		Years Ended August 31,

	2003	2002	2003	2002

Net sales	$12,289	$6,108	$38,440	$28,532
Cost of sales	9,184	5,033	31,327	23,375

Gross profit	3,105	1,075	7,113	5,157

Operating expenses:
Selling, general and administrative	2,592	1,354	7,639	5,335
Research, development and engineering	748	571	2,580	2,516
Impaired assets	331	—	331	—

Operating loss	(566)	(850)	(3,437)	(2,694)

Other expenses:
Former officer note / receivable write off	(160)	—	(841)	—
Bank fees	—	—	(181)	—
Other income (expense), net	(101)	2	(191)	(106)

Loss before income taxes	(827)	(848)	(4,650)	(2,800)
Income tax expense (benefit)	—	1,754	(21)	1,092

Net loss	($827)	($2,602)	($4,629)	($3,892)

Net loss per common share
Basic	($0.12)	($0.43)	($0.70)	($0.65)
Diluted	($0.12)	($0.43)	($0.70)	($0.65)

Weighted average common shares outstanding
Basic	7,046	6,012	6,629	5,992
Diluted	7,046	6,012	6,629	5,992

HEI, Inc.
Consolidated Proforma Statements of Operating Loss

	Three Months Ended				Three Months Ended
	August 31, 2003				May 31, 2003

			Pro forma			Pro forma
	As Reported		Adjustments	Pro forma	As Reported	Adjustments	Pro forma

Net sales	$12,289		—	$12,289	$12,517	—	$12,517
Cost of sales	$9,184		—	$9,184	$9,983	—	$9,983

Gross profit	3,105		—	3,105	2,534	—	2,534

Operating expenses:
Selling, general and administrative	2,592		—	2,592	2,178	—	2,178
Research, development and engineering	748		—	748	745	—	745
Impaired assets	331	(1)	(331)	—	—	—	—

Operating loss	(566)		331	(235)	(389)	—	(389)

(1) Represents impairment of certain long-lived assets